Exhibit 99(j)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” and “General Information” in the Prospectuses and “Counsel and Independent Registered Public Accounting Firm” in the Statements of Additional Information in Post-Effective Amendment No. 1076 to the Registration Statement (Form N-1A, No. 333-123257 and No. 811-10325) of Market Vectors ETF Trust and to the incorporation by reference of our report dated February 22, 2013 on Agribusiness ETF, Coal ETF, Global Alternative Energy ETF, Gold Miners ETF, Junior Gold Miners ETF, Oil Services ETF, Rare Earth / Strategic Metals ETF, RVE Hard Assets Producers ETF, Solar Energy ETF, Steel ETF, Unconventional Oil & Gas ETF, Uranium + Nuclear Energy ETF (twelve of the investment funds constituting part of Market Vectors ETF Trust) included in the Annual Report to Shareholders for the fiscal year ended December 31, 2012.

/s/ Ernst & Young LLP
New York, NY
April 22, 2013